Exhibit 99.1

RealD Inc. Reports Financial Results for Third Quarter of Fiscal 2012

LOS ANGELES (February 1, 2012) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced financial results for its third quarter of fiscal 2012 ended December 23, 2011.

Third Quarter Financial Highlights

Revenue

•                  Revenue was $49.0 million, a decrease of 15% from $57.8 million in the third quarter of fiscal 2011.

•                  Net license revenue was $28.5 million, an increase of 51% from $18.8 million in the third quarter of fiscal 2011.

•                  Net license revenue for the prior-year quarter is net of $22.0 million in motion picture exhibitor stock option expense (a contra revenue item).  All exhibitor stock options vested in fiscal 2011 and RealD does not expect to incur exhibitor stock option expense during the current fiscal year or in future years.

•                  Product and other revenue was $20.6 million, a decrease of 47% from $38.9 million in the third quarter of fiscal 2011.  The decrease is partially attributable to an increasing number of international consumers returning to the cinema with RealD eyewear purchased at a previous RealD showing.

GAAP Results — Profitability Measures and Balance Sheet

•                  GAAP net income attributable to common stockholders was $2.8 million, or $0.05 per diluted share, compared to a GAAP net loss attributable to common stockholders of $16.6 million, or $0.34 per share, for the third quarter of fiscal 2011.

•                  Gross margin increased to 49% from 11% in the third quarter of fiscal 2011.

•                  The Company’s balance sheet at December 23, 2011 included total cash and cash equivalents of $29.2 million and total debt of $25.0 million.  The Company had $25.0 million available on its line of credit as of December 23, 2011.

Non-GAAP Results — Profitability Measures

•                  Adjusted EBITDA was $16.2 million, a decrease of 4% from $16.9 million in the third quarter of fiscal 2011.

•                  Adjusted EBITDA increased to 33% of net revenue from 29% of net revenue in the third quarter of fiscal 2011.

•                  Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

“Prudent management of operating expenses enabled RealD to maintain profitability during the third fiscal quarter despite a relatively muted 3D film slate,” said Michael V. Lewis, Chairman and Chief Executive

Officer of RealD. “Looking forward, we are excited about the promising slate of 3D films in our fiscal 2013 that begins on March 24, 2012, as well as continued expansion within international markets.”

Key Metrics and International Revenue Statistics

•                  International markets generated 60% of gross license revenue in the quarter compared to 58% of gross license revenue in the third quarter of fiscal 2011.

•                  As of December 23, 2011, the Company had deployed approximately 19,700 RealD-enabled screens, an increase of 74% from approximately 11,300 screens as of December 24, 2010, and an increase of 1,000 screens, or 5%, from approximately 18,700 screens as of September 23, 2011.

•                  As of December 23, 2011, the Company had approximately 11,500 domestic screens at approximately 2,500 domestic theater locations and approximately 8,200 international screens at approximately 2,400 international theater locations.

First Nine Months Fiscal 2012 Results

Revenue

•                  Revenue was $196.6 million, an increase of 5% from $187.6 million for the nine months ended December 24, 2010.

•                  Net license revenue was $116.1 million, an increase of 70% from $68.4 million for the nine months ended December 24, 2010.

•                  Net license revenue for the nine months ended December 24, 2010 is net of $34.0 million in motion picture exhibitor stock option expense (a contra revenue item).

•                  Product and other revenue was $80.4 million, a decrease of 33% from $119.2 million for the nine months ended December 24, 2010.

GAAP Results — Profitability Measures

•                  GAAP net income attributable to common stockholders was $31.3 million, or $0.55 per diluted share, compared to a GAAP net loss attributable to common stockholders of $16.8 million, or $0.43 per share, for the nine months ended December 24, 2010.

•                  Gross margin increased to 52% from 20% for the nine months ended December 24, 2010.

Non-GAAP Results — Profitability Measures

•                  Adjusted EBITDA was $86.6 million, an increase of 95% from $44.4 million for the nine months ended December 24, 2010.

•                  Adjusted EBITDA increased to 44% of net revenue from 24% of net revenue for the nine months ended December 24, 2010.

3D Theatrical Release Schedule for Second Half Fiscal 2012 and First Half Fiscal 2013

(As of February 1, 2012 — Domestic)

Fiscal Q3 2012	Film	Domestic Release Date
(ended 12/23/11)	Three Musketeers	10/21/2011
	Puss in Boots	10/28/2011
	A Very Harold & Kumar 3D Christmas	11/4/2011
	Immortals	11/11/2011
	Happy Feet 2	11/18/2011
	Arthur Christmas	11/23/2011
	Hugo	11/23/2011
	The Adventures of Tintin	12/21/2011

Fiscal Q4 2012	Film	Domestic Release Date
(ending 3/23/12)	The Darkest Hour	12/25/2011
	Beauty and the Beast 3D (re-release)	1/13/2012
	Underworld 4: Awakening	1/20/2012
	Journey 2: The Mysterious Island	2/10/2012
	Star Wars: Episode 1: The Phantom Menace (re-release)	2/10/2012
	Ghost Rider: Spirit of Vengeance	2/17/2012
	Dr. Seuss’ The Lorax	3/2/2012
	John Carter	3/9/2012

Fiscal Q1 2013	Film	Domestic Release Date
(ending 6/22/12)	Wrath of the Titans	3/30/2012
	The Pirates! Band of Misfits	3/30/2012
	Titanic (re-release)	4/6/2012
	The Avengers	5/4/2012
	Men in Black III	5/25/2012
	Madagascar 3	6/8/2012
	Prometheus	6/8/2012
	Brave	6/22/2012
	Abraham Lincoln: Vampire Hunter	6/22/2012

Fiscal Q2 2013	Film	Domestic Release Date
(ending 9/21/12)	Amazing Spiderman 4	7/3/2012
	Ice Age: Continental Drift	7/13/2012
	Step Up 4Ever 3D	7/27/2012
	ParaNorman	8/17/2012
	Resident Evil 5: Retribution	9/14/2012
	Finding Nemo (re-release)	9/14/2012
	Dredd	9/21/2012
	Hotel Transylvania	9/21/2012

Sources: Rentrak and imdb.com.

Conference Call Information

Members of RealD management will host a conference call to discuss the Company’s financial results for the third quarter ended December 23, 2011 beginning at 4:30 pm ET (1:30 pm PT), today, February 1, 2012.  To access the call via telephone, interested parties should dial (877) 941-4774 (U.S.) or (480) 629-9760 (International) ten minutes prior to the start time and use conference ID 4507345.

The conference call will also be broadcast live over the Internet, hosted at the Investor Relations section of the Company’s website at www.reald.com.  An archived replay of the call will be available via webcast at www.reald.com or by dialing (877) 870-5176, or (858) 384-5517 for international callers. The conference ID for the telephone replay is 4507345.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s relationships with consumer electronics panel manufacturers and its ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; 3D motion picture releases and conversions scheduled for fiscal 2012 ending March 23, 2012, their commercial success and consumer preferences; our ability to increase the number of RealD-enabled screens in domestic and international markets and market share; our ability to supply our solutions to our customers on a timely basis; RealD’s relationships with its exhibitor and studio partners and the business model for 3D eyewear in North America; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; RealD’s projected operating results; and competitive pressures in domestic and international markets. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  The Company’s Quarterly Report on Form 10-Q for the three months ended December 23, 2011 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides Adjusted EBITDA as a supplemental measure of its performance.  The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, income and other taxes, and depreciation and amortization, as further adjusted to eliminate the impact of share based compensation expense, exhibitor option expense and certain other items not considered by RealD management to be indicative of the company’s core operating performance.

RealD presents Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.  RealD’s management does not itself, nor does it suggest that investors should, consider any such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA is used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; in communications with its Board of Directors concerning financial performance; and as part of the Company’s credit agreement in which Adjusted EBITDA is used to measure compliance with certain covenants. Because not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.  Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content.  RealD’s cutting-edge 3D technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Shanghai, China; Hong Kong; and Tokyo, Japan. For more information, please visit our website at www.reald.com.

© 2012 RealD Inc.  All Rights Reserved.

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com

Media Contact:

Rick Heineman

310-339-9347

rheineman@reald.com

RealD Inc.

Consolidated Statements of Operations

 (In thousands, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	December 23,	December 24,	December 23,	December 24,
	2011	2010	2011	2010

Revenue:
License	$28,454	$18,838	$116,146	$68,390
Product and other	20,572	38,942	$80,435	$119,232
Total revenue	49,026	57,780	196,581	187,622
Cost of revenue:
License (1)	9,202	5,301	30,321	11,660
Product and other	15,870	46,341	64,465	138,099
Total cost of revenue	25,072	51,642	94,786	149,759
Gross profit	23,954	6,138	101,795	37,863
Operating expenses:
Research and development	4,336	4,347	12,736	10,751
Selling and marketing	6,564	5,813	20,259	15,251
General and administrative	11,513	10,596	29,735	25,195
Total operating expenses	22,413	20,756	62,730	51,197
Operating income (loss)	1,541	(14,618)	39,065	(13,334)
Interest expense	(227)	(71)	(710)	(873)
Other income (loss)	(792)	(431)	157	6,376
Income (loss) before income taxes	522	(15,120)	38,512	(7,831)
Income tax expense (benefit)	(2,241)	1,648	7,170	3,299
Net income (loss)	2,763	(16,768)	31,342	(11,130)
Net (income) loss attributable to noncontrolling interest	70	181	(9)	(692)
Accretion of preferred stock	—	—	—	(4,934)
Net income (loss) attributable to RealD Inc. common stockholders	$2,833	$(16,587)	$31,333	$(16,756)

Earnings (loss) per common share:
Basic	$0.05	$(0.34)	$0.58	$(0.43)
Diluted	$0.05	$(0.34)	$0.55	$(0.43)

Shares used in computing earnings (loss) per common share:
Basic	54,524	48,760	54,274	38,689
Diluted	56,385	48,760	56,985	38,689

(1) The nine months ended December 23, 2011 include $6.8 million in impairment charged to cost of revenue for certain of the cinema systems.

RealD Inc.

Consolidated Balance Sheets

(In thousands)

	December 23,	March 25,
	2011	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,180	$16,936
Accounts receivable, net	44,015	50,676
Inventories	46,020	54,971
Deferred costs — eyewear	573	49
Deferred income taxes	—	1,029
Income taxes receivable	—	139
Prepaid expenses and other current assets	2,040	1,734
Total current assets	121,828	125,534
Property and equipment, net	10,970	7,889
Cinema systems, net	142,954	122,226
Digital projectors, net-held for sale	4,360	10,475
Goodwill	10,657	10,657
Other intangibles, net	1,788	1,918
Deferred income taxes	817	—
Other assets	4,906	1,448
Total assets	$298,280	$280,147

Liabilities and equity
Current liabilities:
Accounts payable	$26,584	$58,713
Accrued expenses and other liabilities	27,457	40,118
Deferred revenue	7,820	14,176
Income taxes payable	3,885	—
Deferred income taxes	700	—
Current portion of long-term debt	—	2,291
Total current liabilities	66,446	115,298
Credit facility agreement	25,000	—
Deferred revenue, net of current portion	14,193	14,106
Other long-term liabilities, customer deposits and virtual print fee liability	3,679	4,533
Long-term debt, net of current portion	—	19
Deferred income taxes	—	1,091
Commitments and contingencies
Equity
Common stock, $0.0001 par value, 200,000 shares authorized; 54,468 and 53,570 shares issued and outstanding at December 23, 2011 and March 25, 2011, respectively	305,424	292,904
Accumulated deficit	(118,247)	(149,580)
Total RealD Inc. stockholders’ equity	187,177	143,324
Noncontrolling interest	1,785	1,776
Total equity	188,962	145,100
Total liabilities and equity	$298,280	$280,147

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three months ended		Nine months ended
	December 23,	December 24,	December 23,	December 24,
(in thousands)	2011	2010	2011	2010

Net income (loss)	$2,763	$(16,768)	$31,342	$(11,130)
Add (deduct):
Interest expense	227	71	710	873
Income tax expense (benefit)	(2,241)	1,648	7,170	3,299
Depreciation and amortization	7,406	4,384	20,558	10,428
Other (income) loss (1)	792	431	(157)	(6,376)
Share-based compensation expense (2)	4,086	2,980	11,718	5,988
Exhibitor option expense (3)	—	21,960	—	34,008
Impairment of assets and intangibles (4)	1,196	519	9,024	814
Sales and use tax (5)	1,569	1,291	5,076	5,443
Property tax (6)	367	392	1,133	839
Management fee (7)	—	—	—	175
Adjusted EBITDA	$16,165	$16,908	$86,574	$44,361

(1)          Includes amortization of debt issue costs, unrealized foreign currency exchange gains and losses and gains from the sale of digital projectors.

(2)          Represents share-based compensation expense of nonstatutory and incentive stock options and restricted stock units to employees, officers and directors.

(3)          Represents stock options granted to some of our motion picture exhibitor licensees. The amounts are recorded as motion picture exhibitor option expense/contra revenue in the consolidated financial statements.

(4)          Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and identifiable intangibles.

(5)          Represents taxes incurred by us for cinema license and product revenue.

(6)          Represents property taxes on RealD Cinema Systems and digital projectors.

(7)          Represents payment of management fees to our Series C mandatorily redeemable convertible preferred stockholder (included in general and administrative expense, which was terminated upon the completion of our initial public offering).